EXHIBIT (a)(4)

                           CERTIFICATE OF DESIGNATION
                                       OF
                       SERIES D AND SERIES E COMMON SHARES
                                       OF
                                JUNDT FUNDS, INC.

         The undersigned duly elected Secretary of Jundt Funds, Inc., a Minnesota corporation (the "Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of directors of the Board of Directors of the Corporation effective as of April 28, 2000:

                  WHEREAS, the total authorized number of shares of the Corporation is one trillion, all of which shares are common shares, par value $.01 per share (individually, a "Share" and, collectively, the "Shares"), as set forth in the Corporation's Articles of Incorporation (the "Articles").

                  WHEREAS, ten billion of the Shares have been designated in the Articles as Series A Common Shares, ten billion of the Shares have been designated in the Articles as Series B Common Shares, ten billion of the Shares have been designated in the Articles as Series C Common Shares, and the remaining nine hundred seventy billion authorized Shares are undesignated as to series (the "Undesignated Shares").

                  WHEREAS, pursuant to Section 5(a) of the Articles, the Undesignated Shares may be issued in such series (individually, a "Series" and, collectively, together with any other designated series, the "Series") with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of any Series as may be adopted from time to time by the Corporation's Board of Directors pursuant to the authority thereby vested in the Corporation's Board of Directors, and each Series of Shares which the Corporation's Board of Directors may establish may evidence, if the Board of Directors shall so determine by resolution, an interest in a separate and distinct portion of the Corporation's assets, which shall take the form of a separate portfolio of investment securities, cash and other assets.

                  WHEREAS pursuant to Section 5(b) of the Articles, the Shares of each Series may be classified by the Corporation's Board of Directors in one or more classes (individually, a "Class" and, collectively, together with any other class or classes within any Series, the "Classes") with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such Class or Classes as may be adopted from time to time by the Corporation's Board of Directors.

                  NOW, THEREFORE, BE IT RESOLVED, that ten billion shares of the Undesignated Shares be, and they hereby are, designated as Series D Common Shares, which shall evidence interests in a separate and distinct portion of the Corporation's assets taking the form of a separate portfolio of investment securities, cash and other assets.

                  FURTHER RESOLVED, that ten billion shares of the Undesignated Shares be, and they hereby are, designated as Series E Common Shares, which shall evidence interests in a separate and distinct portion of the Corporation's assets taking the form of a separate portfolio of investment securities, cash and other assets.

                  FURTHER RESOLVED, that the remaining nine hundred fifty billion authorized Shares of the Corporation shall remain undesignated as to Series.

                  FURTHER RESOLVED, that of the ten billion Series D Common Shares designated herein, one billion are hereby designated as Series D, Class A Common Shares, one billion are hereby designated as Series D, Class B Common Shares, one billion are hereby designated as Series D, Class C Common Shares and one billion are hereby designated as Series D, Class I Common Shares, and the remaining six billion Series D Common Shares shall remain undesignated as to Class.

                  FURTHER RESOLVED, that of the ten billion Series E Common Shares designated herein, one billion are hereby designated as Series E, Class A Common Shares, one billion are hereby designated as Series E, Class B Common Shares, one billion are hereby designated as Series E, Class C Common Shares and one billion are hereby designated as Series E, Class I Common Shares, and the remaining six billion Series E Common Shares shall remain undesignated as to Class.

                  FURTHER RESOLVED, that the Series D, Class A Common Shares, Series D, Class B Common Shares, Series D, Class C Common Shares and Series D, Class I Common Shares and the Series E, Class A Common Shares, Series E, Class B Common Shares, Series E, Class C Common Shares and Series E, Class I Common Shares designated by these resolutions shall have the relative rights and preferences set forth in the Articles. Without limiting the generality of this resolution, and as provided in Section 5(b) of the Articles:

                  (a) each Class of Common Shares designated by these resolutions may be subject to such charges and expenses (including, by way of example, but not by way of limitation, front-end and deferred sales charges, expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Corporation's Board of Directors in accordance, to the extent applicable, with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as now enacted, promulgated or hereafter amended (collectively, the "Investment Company Act"), which charges and expenses may differ from those applicable to another Class, and all of the charges and expenses to which a Class is subject shall be borne by such Class and shall be appropriately reflected in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidation of, such Class; and

                  (b) the Corporation's Board of Directors shall have the authority, subject to compliance with the requirements of the Investment Company Act, to provide that Shares of any Class shall be convertible (automatically, optionally or otherwise) into Shares of one or more other Classes in accordance with such requirements and procedures as may be established by the Corporation's Board of Directors.

                  FURTHER RESOLVED that the officers of the Corporation are hereby authorized and directed to file with the office of the Secretary of State of Minnesota a Certificate of Designation setting forth the relative rights and preferences of the Shares designated hereby, as required by Section 302A.401, Subd. 3(b) of the Minnesota Statutes.


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         IN WITNESS WHEREOF, the undersigned has signed this Certificate of
Designation on behalf of the Corporation this 8th day of June, 2000.



                                       -----------------------------------------
                                       James E. Nicholson, Secretary


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